                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 _____________

                                   FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 _____________

                            HA-LO INDUSTRIES, INC.
              (Exact name of registrant as specified in its charter)

          ILLINOIS                                           36-3573412
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization                           Identification No.)

                           5980 WEST TOUHY AVENUE
                           NILES, ILLINOIS 60714
              (Address of principal executive offices) (zip code)

                  HA-LO INDUSTRIES, INC. STOCK OPTION PLAN FOR
                 STARBELLY EMPLOYEES, DIRECTORS AND CONSULTANTS
                          (Full title of the plan)

                           MR. GREGORY J. KILREA
                          CHIEF FINANCIAL OFFICER
                          HA-LO INDUSTRIES, INC.
                          5980 WEST TOUHY AVENUE
                           NILES, ILLINOIS 60714
                              (847) 647-2300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 _____________

                                with copies to:
                            BARRY J. SHKOLNIK, ESQ.
                           NEAL, GERBER & EISENBERG
                     TWO NORTH LASALLE STREET - SUITE 2200
                           CHICAGO, ILLINOIS 60602
                                (312) 269-8000

                                 _____________

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
  TITLE OF SECURITIES           PROPOSED MAXIMUM               AMOUNT OF
   TO BE REGISTERED         AGGREGATE OFFERING PRICE        REGISTRATION FEE
-------------------------------------------------------------------------------
    Common Stock,                $3,025,506 (1)                  $799
    No par value
  Preferred Stock,
    No par value
-------------------------------------------------------------------------------

(1) Amount calculated in accordance with Rule 457(h)(1) and computed assuming the exercise of all options granted pursuant to the Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have been filed by HA-LO Industries, Inc., an Illinois corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference and are made a part hereof:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999, dated March 30, 2000, as amended by Form 10-K/A dated
          April 28, 2000;

     (b)  Current Report on Form 8-K dated January 21, 2000; and

     (c) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A dated October 20, 1992 filed by the Company with the Commission pursuant to Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain partners of, attorneys associated with and/or of counsel to Neal, Gerber & Eisenberg, counsel to the Company, beneficially own shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Illinois Business Corporation Act of 1983, as amended (the "IBCA"), provides for indemnification by the Company of its directors and officers.
In addition, the Restated Articles of Incorporation of the Company require the Company to indemnify any current or former director or officer to the fullest extent permitted by the IBCA. The Company maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities. The Company has also entered into indemnity agreements with each of its directors and officers pursuant to which it has agreed to indemnify such persons against any and all losses and expenses to the fullest extent permitted under the Company's Articles and By-laws and the IBCA and to advance to such persons any and all expenses arising in connection therewith.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number    Description
-------   -----------
  4.1     HA-LO Industries, Inc. Stock Option Plan for Starbelly Employees,
          Directors and Consultants.

  5.1     Opinion of Neal, Gerber & Eisenberg, counsel for the Company.

 23.1     Consent of Arthur Andersen LLP.

 23.2     Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).

 24.1     Powers of Attorney of certain officers and directors of the Company
          (included on signature page).

ITEM 9.  UNDERTAKINGS

     The Company hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement which includes any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, as of May 3, 2000.

                                        HA-LO INDUSTRIES, INC.
                                            (Registrant)

                                        By: /s/ John R. Kelley, Jr.
                                            -----------------------
                                            John R. Kelley, Jr.
                                            Chief Executive Officer

     We, the undersigned officers and directors of the Company, hereby severally constitute John R. Kelley Jr. and Gregory J. Kilrea, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this Registration Statement, and generally to do all such things in our name and behalf in such capacities to enable the Company to comply with the applicable provisions of the Securities Act and all requirements of the Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys above, or any of them, to any and all such amendments.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below as of May 3, 2000 by the following persons in the capacities indicated:

     Signature                            Title
     ---------                            -----
/s/ John R. Kelley, Jr.    Chief Executive Officer and Director
------------------------   (Principal Executive Officer)
    John R. Kelley, Jr.


/s/ Lou Weisbach           Chairman of the Board
-----------------------
Lou Weisbach


/s/ Linden D. Nelson       Vice Chairman
-----------------------
    Linden D. Nelson


/s/ Gregory J. Kilrea      Chief Financial Officer
-----------------------    (Principal Financial Officer and Principal Accounting Officer)
    Gregory J. Kilrea


/s/ Bradley A. Keywell     President and Director
-----------------------
    Bradley A. Keywell


/s/ Eric Lefkofsky         Chief Operating Officer, Vice President and Director
-----------------------
    Eric Lefkofsky

                           Director
-----------------------
    Thomas Herskovits

/s/ Marshall J. Katz       Director
-----------------------
    Marshall J. Katz

                           Director
-----------------------
    Seymour N. Okner

                           Director
-----------------------
    Brian M. Hermelin

                                 EXHIBIT INDEX

Exhibit
Number     Description
-------    -----------
  4.1      HA-LO Industries, Inc. Stock Option Plan for Starbelly Employees,
           Directors and Consultants.

  5.1      Opinion of Neal, Gerber & Eisenberg, counsel for the Company.

 23.1      Consent of Arthur Andersen LLP.

 23.2      Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).

 24.1      Powers of Attorney of certain officers and directors of the Company
           (included on signature page).